Exhibit 4.h

FIRST AMENDED AND RESTATED

GLOBAL PARTICIPATION AND

PROCEEDS SHARING AGREEMENT

This FIRST AMENDED AND RESTATED GLOBAL PARTICIPATION AND PROCEEDS SHARING AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of February 26, 2003 and amended and restated as of September 1, 2004 among (i) CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for certain lenders from time to time party to the Credit Agreement (as defined below), (ii) CITIBANK INTERNATIONAL PLC, as UK administrative agent (in such capacity, together with its successors and assigns, the “U.K. Agent” and together with the Administrative Agent, the “Bank Agents”) for certain lenders from time to time party to the Credit Agreement, (iii) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “First Priority Notes Trustee”) for the holders of First Priority Notes (as defined below) issued under the First Priority Notes Indenture (as defined below), (iv) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “Second Priority Notes Trustee”) for the holders of Second Priority Notes (as defined below) issued under the Second Priority Notes Indenture (as defined below), (v) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “Third Priority Notes Trustee”) for the holders of Third Priority Notes (as defined below) issued under the Third Priority Notes Indenture (as defined below), (vi) CITICORP NORTH AMERICA, INC., as collateral agent under the U.S. Intercreditor Agreement (as defined below), (vii) CITICORP TRUSTEE COMPANY LIMITED, as collateral agent (the “Euro Collateral Agent”) under the Euro Intercreditor Agreement (as defined below), (viii) CITICORP NORTH AMERICA, INC., as Sharing Agent (as defined below), and (ix) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 9 of this Agreement.

R E C I T A L S

WHEREAS, on February 26, 2003 (the “Original Effective Date”), the Bank Agents, the Second Priority Notes Trustee, the Third Priority Notes Trustee, the U.S. Collateral Agent, the Euro Collateral Agent and the Sharing Agent entered into the Global Participation and Proceeds Sharing Agreement (the “Original Agreement”).

WHEREAS, on the Original Effective Date, CROWN Americas, Inc. (f/k/a Crown Cork & Seal Americas, Inc.) (“Crown Usco”), Crown European Holdings SA (“Crown Euroco”), the subsidiary borrowers named therein, Crown Holdings, Inc. (“Crown Holdings”), Crown International Holdings, Inc. (“Crown International”) and Crown Cork & Seal Company, Inc. (“CCSC”) (collectively, the “Loan Parties”) entered into that certain credit agreement (the “Original Credit Agreement”) with the lenders named therein and the Bank Agents.

WHEREAS, on the Original Effective Date, Crown Euroco issued $1.085 billion in aggregate principal amount of Second Priority Dollar Notes and €285 million in aggregate principal amount of Second Priority Euro Notes, in each case under an Indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and the Second Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Second Priority Notes Indenture”).

WHEREAS, on the Original Effective Date, Crown Euroco issued $725 million in aggregate principal amount of Third Priority Notes under an Indenture dated as of the Original Effective Date between Crown Euroco, the guarantors named therein and the Third Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”).

WHEREAS, on the date hereof, Crown Euroco intends to issue €350.0 million of First Priority Notes under an Indenture dated as of the date hereof among Crown Euroco, the guarantors named therein and the First Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which shall be used (together with the proceeds of the Loans under the Credit Agreement) to refinance (the “Refinancing”) in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement.

WHEREAS, pursuant to the terms hereof, on the date hereof, Crown Euroco represents to the U.S. Collateral Agent, the Euro Collateral Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee, that the issuance of the First Priority Notes is permitted by the Second Priority Notes Indenture and the Third Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, simultaneously with the issuance of the First Priority Notes, the Loan Parties intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Bank Agents’ acknowledgment of the termination of the predecessor Credit Agreement) with the lenders from time to time party thereto (including any Lenders of Additional First Priority Bank Indebtedness (as defined below)) (collectively, the “Lenders”) and the Bank Agents.

WHEREAS, pursuant to the terms hereof, on the date hereof, each of Crown Usco and Crown Euroco represent to the U.S. Collateral Agent, the Euro Collateral Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee, that the entering into of the Credit Agreement is permitted by the Second Priority Notes Indenture and the Third Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, in connection with the Refinancing, the parties to the Credit Agreement and the First Priority Notes Indenture are entering into security documents and/or amendments and restatements of certain of the Security Documents (as defined in the Original Agreement) each such Security Document listed on Schedule A to this Agreement (collectively, the “Security Documents”).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Hedging Agreements (as defined below) with any counterparty that is a Bank or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown Holdings or such subsidiary under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by all or any part of the Collateral pursuant to the Security Documents; provided that for any Bank Related Hedging Exchanger to receive the benefit of such security, it shall execute and deliver to the Sharing Agent an acknowledgment to this Agreement (in the form of Annex 1 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of Bank Indebtedness.

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that is a Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown Holdings or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by all or any part of the Collateral pursuant to the Security Documents; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such security, it shall execute and deliver to the Sharing Agent an acknowledgment to this Agreement (in the form of Annex 2 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of Bank Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Usco and/or Crown Euroco may incur certain Additional First Priority Bank Indebtedness (as defined below) pursuant to the applicable Credit Documents (as defined below), which Credit Documents will be secured by all or any part of the Collateral pursuant to the Security Documents and have the priority set forth in the Intercreditor Agreements (as defined below).

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any Permitted Issuer may issue Additional First Priority Capital Markets Indebtedness (as defined below) pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by all or any part of the Collateral pursuant to the Security Documents and have the priority set forth in the Intercreditor Agreements; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of such security, it shall cause its Additional First Priority Capital Markets Indebtedness Representative to execute and deliver to the Sharing Agent an acknowledgment to this Agreement (in the form of Annex 3 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any Permitted Issuer may issue certain Additional Second Priority Indebtedness (as defined below), which Additional Second Priority Indebtedness will be secured by all or any part of the Collateral pursuant to the Security Documents and have the priority set forth in the Intercreditor Agreements; provided that for any holder of any Additional Second Priority Indebtedness to receive the benefit of such security, it shall cause its Additional Second Priority Indebtedness Representative to execute and deliver to the Sharing Agent an acknowledgment to this Agreement (in the form of Annex 4 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any Permitted Issuer may issue certain Additional Third Priority Indebtedness (as defined below), which Additional Third Priority Indebtedness will be secured, by all or any part of the Collateral pursuant to the Security Documents and have the priority set forth in the Intercreditor Agreements; provided that for any holder of any Additional Third Priority Indebtedness to receive the benefit of such security, it shall cause its Additional Third Priority Indebtedness Representative to execute and deliver to the Sharing Agent an acknowledgment to this Agreement (in the form of Annex 5 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, Crown Euroco or one or more of its subsidiaries may is-

sue, guarantee or otherwise become an obligor under certain Additional Unsecured Indebtedness (as defined below), which Additional Unsecured Indebtedness will be unsecured. One or more items of Covered Debt require, as a condition to the issuance thereof, that the Additional Unsecured Indebtedness Representative of certain Additional Unsecured Indebtedness become a party to this Agreement.

WHEREAS, the Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, any Additional First Priority Capital Markets Indebtedness Representative, any Additional Second Priority Indebtedness Representative, any Additional Third Priority Indebtedness Representative, any Bank Related Cash Management Exchanger, any Bank Related Hedging Exchanger and the U.S. Collateral Agent are or will become a party to the U.S. Intercreditor Agreement (as defined below), pursuant to which such parties agreed or will agree, as the case may be, to their relative priorities with respect to U.S. Collateral (as defined therein).

WHEREAS, the U.K. Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, any Additional First Priority Capital Markets Indebtedness Representative, any Additional Second Priority Indebtedness Representative, any Additional Third Priority Indebtedness Representative, any Bank Related Cash Management Exchanger, any Bank Related Hedging Exchanger and the Euro Collateral Agent are or will become a party to the Euro Intercreditor Agreement (as defined below), pursuant to which such parties agreed or will agree, as the case may be, to their relative priorities with respect to Euro Collateral (as defined therein).

WHEREAS, (a) The First Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the First Priority Notes), the Second Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the Second Priority Notes), the Third Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the Third Priority Notes) and the Bank Agents (for their respective benefit and for the benefit of the Lenders and other agents under the Credit Agreement), (b) in the event any Bank Related Hedging Obligations are to be secured by the Security Documents, each Bank Related Hedging Exchanger party to any Bank Related Hedging Agreement, (c) in the event any Bank Related Cash Management Obligations are to be secured by the Security Documents, each Bank Related Cash Management Exchanger party to any Bank Related Cash Management Agreement, (d) in the event any obligations in respect of Additional First Priority Bank Indebtedness are to be secured by the Security Documents, the applicable Bank Agent in respect of such Additional First Priority Bank Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Bank Indebtedness), (e) in the event any obligations in respect of any Additional First Priority Capital Markets Indebtedness are to be secured by the Security Documents, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness), (f) in the event any obligations in respect of any Additional Second Priority Indebtedness are to be secured by the Security Documents, the Additional Second Priority Indebted-

ness Representative in respect of such Additional Second Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Second Priority Indebtedness), (g) in the event any obligations in respect of any Additional Third Priority Indebtedness are to be secured by the Security Documents, the Additional Third Priority Indebtedness Representative in respect of such Additional Third Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Third Priority Indebtedness) and (h) in the event any Additional Unsecured Indebtedness is issued, the Additional Unsecured Indebtedness Representative in respect of such Additional Unsecured Indebtedness (for its benefit and for the benefit of the holders of such Additional Unsecured Indebtedness) desire to set forth (i) certain provisions regarding the appointment, duties and responsibilities of the Sharing Agent; (ii) their agreement as to the payment of all Proceeds from and after the occurrence of a Triggering Event; and (iii) their agreement as to the sharing of Proceeds from and after the occurrence of a Triggering Event.

WHEREAS, each of the Covered Parties is providing the financing contemplated by this Agreement in reliance upon each other Covered Party entering into this Agreement.

WHEREAS, pursuant to Section 12(b) of the Original Agreement, the parties hereto are entering into this Agreement in order to amend and restate the Original Agreement to add appropriate references to the Credit Agreement and the First Priority Notes.

A G R E E M E N T

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreements.

“Additional First Priority Bank Indebtedness” means (i)(A) New Term Dollar Loans (as defined in the Credit Agreement) and (B) Additional Revolving LC Loans (as defined in the Credit Agreement), incurred by Crown Usco, in each case, pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described in the U.S. Intercreditor Agreement on the U.S. Collateral and (ii) New Term Euro Loans (as defined in the Credit Agreement) incurred by Crown Euroco pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described in the Intercreditor Agreements on the Collateral.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness issued by a Permitted Issuer on or after the date hereof and not owed to Crown Holdings or any of its subsidiaries (other than Additional First Priority Bank Indebtedness), to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described in the Intercreditor Agreements on all or any part of the Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by a Permitted Issuer and its Subsidiaries in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of any Additional First Priority Capital Markets Indebtedness.

“Additional Second Priority Indebtedness” means unsubordinated indebtedness issued or incurred by a Permitted Issuer after the Original Effective Date and not owed to Crown Holdings or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a second priority Lien that is subject and subordinated to the Liens securing the First Priority Indebtedness in the manner described in the Intercreditor Agreements on all or any part of the Collateral.

“Additional Second Priority Indebtedness Documents” means any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by a Permitted Issuer and its Subsidiaries in connection with the issuance of any such Additional Second Priority Indebtedness.

“Additional Second Priority Indebtedness Representative” means any trustee or similar representative of the holders of any Additional Second Priority Indebtedness.

“Additional Third Priority Indebtedness” means unsubordinated indebtedness issued or incurred by a Permitted Issuer after the Original Effective Date and not owed to Crown Holdings or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a third priority Lien that is subject and subordinated to the Liens securing the First Priority Indebtedness and Second Priority Indebtedness in the manner described in the Intercreditor Agreements on all or any part of the Collateral.

“Additional Third Priority Indebtedness Documents” means any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by a Permitted Issuer and its Subsidiaries in connection with the issuance of any Additional Third Priority Indebtedness.

“Additional Third Priority Indebtedness Representative” means any trustee or similar representative of the holders of any Additional Third Priority Indebtedness.

“Additional Unsecured Indebtedness” means unsubordinated indebtedness issued or incurred after the Original Effective Date and not owed to Crown Holdings or any of its subsidiaries and issued or guaranteed by Crown Euroco or any of its subsidiaries, or under which Crown Euroco or any of its subsidiaries is an obligor, to the extent permitted to be incurred by the Credit Agreement and which one or more items of Covered Debt requires the agent or trustee in respect thereof to become a party to this Agreement, which indebtedness is unsecured.

“Additional Unsecured Indebtedness Documents” means any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by Crown Euroco in connection with the issuance of any such Additional Unsecured Indebtedness.

“Additional Unsecured Indebtedness Representative” means any trustee or similar representative of the holders of any Additional Unsecured Indebtedness.

“Affiliate” of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person.

“Agents” shall mean the Administrative Agent, the U.K. Agent, the First Priority Agents, the Second Priority Agents, the Third Priority Agents, any Additional Unsecured Indebtedness Representative(s) and the Collateral Agents.

“Aggregate Collateral Proceeds Second Priority Designated Deposits” means the Aggregate Collateral Proceeds Sharing Account Deposits, less the distributions of Collateral Proceeds made in respect of First Priority Covered Debt pursuant to Section 6(b)(i)(A) of this Agreement.

“Aggregate Collateral Proceeds Sharing Account Deposits” means the aggregate amount of all funds, assets or other property representing Collateral Proceeds from time to time deposited in the Sharing Account, less the costs, expenses and indemnity paid out of the Collateral Proceeds in the Sharing Account from time to time to the Sharing Agent in accordance with the terms of this Agreement.

“Aggregate Collateral Proceeds Third Priority Designated Deposits” means the Aggregate Collateral Proceeds Sharing Account Deposits, less the distributions of Collateral Proceeds made in respect of the First Priority Covered Debt pursuant to Section 6(b)(i)(A) and the Second Priority Covered Debt pursuant to Section 6(b)(i)(B) of this Agreement.

“Aggregate Debt Proceeds Sharing Account Deposits” means the aggregate amount of all funds, assets or other property representing Debt Proceeds from time to time deposited in the Sharing Account, less the costs, expenses and indemnity paid out of the Debt Proceeds in the Sharing Account from time to time to the Sharing Agent in accordance with the terms of this Agreement.

“Bank Covered Debt” means Covered Debt which is issued under one or more credit agreements or loan agreements.

“Bank Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents and (ii) the Obligations of the Obligors under the Bank Related Debt Agreements.

“Bank Indebtedness Documents” means (i) the Credit Documents and (ii) the Bank Related Debt Agreements.

“Bank Related Cash Management Agreements” means agreements of Crown Holdings or any of its subsidiaries under the Credit Agreement arising from treasury, depository and cash management services provided by one or more persons that is a Bank Agent, the U.K. Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time that such Bank Related Cash Management Agreement was entered into.

“Bank Related Debt” means, collectively, the Bank Related Cash Management Obligations and the Bank Related Hedging Obligations.

“Bank Related Debt Agreements” means, collectively, the Bank Related Cash Management Agreements and the Bank Related Hedging Agreements.

“Bank Related Hedging Agreements” means, collectively, each Hedging Agreement of Crown Holdings or any of its subsidiaries entered into with any counterparty that is a Bank Agent or a Lender or an Affiliate thereof or any other person permitted under the Credit Agreement at the time such Hedging Agreement was entered into.

“Bankruptcy Code” means Title 11, United States Code, or any similar Federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors including, without limitation, bankruptcy or insolvency laws.

“Collateral” means the U.S. Collateral, the Euro Collateral and the Additional Bank Collateral and any other property or asset securing any Covered Debt.

“Collateral Proceeds” means any payment or proceeds (whether in the form of cash or property or other assets but net of amounts payable to the Collateral Agents as compensation, expense reimbursement or indemnification payments pursuant to the Intercreditor Agreements) received or receivable by any Covered Party or any Agent in respect of any Obligations under any Covered Debt, other than any such payment or proceeds to the extent that, and only to the extent that, after giving effect thereto the value of the remaining Collateral (valued by the Sharing Agent in its sole discretion by any method of its choice at the greater of book value and Fair Market Value) would be zero. Notwithstanding the foregoing, cash paid as an interest payment (and not from the collection, sale or disposition of any Collateral) on Covered Debt that is not Matured Covered Debt shall not be Collateral Proceeds but shall be Debt Proceeds.

“Collateral Proceeds Distribution Entitlement” means:

(i) with respect to any Matured First Priority Covered Debt, an amount equal to the lesser of (a) the Total Obligations then outstanding under such Matured First Priority Covered Debt and (b) (I) the product of (y) the Aggregate Collateral Proceeds Sharing Account Deposits and (z) such Matured First Priority Covered Debt’s Collateral Proceeds Pro Rata Share, less (II) the Prior Collateral Proceeds Distribution Amount in respect of such Matured First Priority Covered Debt;

(ii) with respect to any Matured Second Priority Covered Debt, an amount equal to the lesser of (a) the Total Obligations then outstanding under such Matured Second Priority Covered Debt and (b) (I) the product of (y) the Aggregate Collateral Proceeds Second Priority Designated Deposits and (z) such Matured Second Priority Covered Debt’s Collateral Proceeds Pro Rata Share, less (II) the Prior Collateral Proceeds Distribution Amount in respect of such Matured Second Priority Covered Debt;

(iii) with respect to any Matured Third Priority Covered Debt, an amount equal to the lesser of (a) the Total Obligations then outstanding under such Matured Third Priority Covered Debt and (b) (I) the product of (y) the Aggregate Collateral Proceeds Third Priority Designated Deposits and (z) such Matured Third Priority Covered Debt’s Collateral Proceeds Pro Rata Share, less (II) the Prior Collateral Proceeds Distribution Amount in respect of such Matured Third Priority Covered Debt; and

(iv) with respect to Matured Unsecured Covered Debt, zero (0).

“Collateral Proceeds Pro Rata Share” means:

(i) with respect to any First Priority Covered Debt, a fraction (a) the numerator of which is the principal amount of such First Priority Covered Debt plus the face amount of all letters of credit (whether or not drawn) on the Triggering Event Date and (b) the denominator of which is the aggregate principal amount of all Currently Outstanding First Priority Covered Debt plus the face amount of all letters of credit (whether or not drawn) on the Triggering Event Date;

(ii) with respect to any Second Priority Covered Debt, (a) prior to the time that the Total Obligations in respect of First Priority Covered Debt are paid in full and satisfied, zero (0) and (b) from and after the time that the Total Obligations in respect of First Priority Covered Debt are paid in full and satisfied, a fraction (a) the numerator of which is the principal amount of such Second Priority Covered Debt on the Triggering Event Date and (b) the denominator of which is the aggregate principal amount of all Currently Outstanding Second Priority Covered Debt on the Triggering Event Date;

(iii) with respect to any Third Priority Covered Debt, (a) prior to the time that the Total Obligations in respect of First Priority Covered Debt and Second Prior-

ity Covered Debt are paid in full and satisfied, zero (0) and (b) from and after the time that the Total Obligations in respect of First Priority Covered Debt and Second Priority Covered Debt are paid in full and satisfied, a fraction (a) the numerator of which is the principal amount of such Third Priority Covered Debt on the Triggering Event Date and (b) the denominator of which is the aggregate principal amount of all Currently Outstanding Third Priority Covered Debt on the Triggering Event Date; and

(iv) with respect to Unsecured Covered Debt, zero (0).

For purposes of determining the Collateral Proceeds Pro Rata Share, the Sharing Agent will use the Dollar Equivalent (as defined in the Credit Agreement) of the principal amount of Covered Debt as of the Triggering Event Date.

“Covered Debt” means any First Priority Indebtedness, any Second Priority Indebtedness, any Third Priority Indebtedness and any Additional Unsecured Indebtedness.

“Covered Parties” has the meaning given to such term in Section 2.

“Credit Documents” means the Credit Agreement, each guaranty of the Obligations thereunder, the Security Documents (as defined therein) and any other document executed by Crown Usco, Crown Euroco, CCSC, Crown Holdings, Crown International or any Pledgor in connection with the Credit Agreement (including, without limitation, any Joinder Agreement (as defined in the Credit Agreement) or any other documents executed or delivered with respect to any Additional First Priority Bank Indebtedness), in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Currently Outstanding Covered Debt” means, as of any date of determination, all Covered Debt which continues to be entitled to receive distributions from the Sharing Account pursuant to Section 6(b)(i) or 6(b)(ii) of this Agreement.

“Currently Outstanding First Priority Covered Debt” means, as of any date of determination, all First Priority Covered Debt which continues to be entitled to receive distributions from the Sharing Account pursuant to Section 6(b)(i)(A) of this Agreement.

“Currently Outstanding Second Priority Covered Debt” means, as of any date of determination, all Second Priority Covered Debt which continues to be entitled to receive distributions from the Sharing Account pursuant to Section 6(b)(i)(B) of this Agreement.

“Currently Outstanding Third Priority Covered Debt” means, as of any date of determination, all Third Priority Covered Debt which continues to be entitled to receive distributions from the Sharing Account pursuant to Section 6(b)(i)(C) of this Agreement.

“Debt Proceeds” means any payment (whether in the form of cash or property or other assets) received or receivable by any Covered Party or Agent in respect of any Obligations under any Covered Debt (other than Collateral Proceeds) or in exchange for or in connection with the refinancing of Covered Debt.

“Debt Proceeds Distribution Entitlement” means, with respect to any Matured Covered Debt, an amount equal to the lesser of (a) the Total Obligations then outstanding under such Matured Covered Debt and (b) (I) the product of (y) the Aggregate Debt Proceeds Sharing Account Deposits and (z) such Matured Covered Debt’s Debt Proceeds Pro Rata Share, less (II) the Prior Debt Proceeds Distribution Amount in respect of such Matured Covered Debt.

“Debt Proceeds Pro Rata Share” means, with respect to any Covered Debt, a fraction (a) the numerator of which is the principal amount of such Covered Debt on the Triggering Event Date and (b) the denominator of which is the aggregate principal amount of all Currently Outstanding Covered Debt on the Triggering Event Date; provided, however, that in determining the Debt Proceeds Pro Rata Share for any item of Covered Debt, if such item of Covered Debt is expressly subordinated to any other item of Covered Debt (the “Subordinated Covered Debt”), then the terms of such subordination between such items of Covered Debt shall be given effect to in determining the Debt Proceeds Pro Rata Share and Debt Proceeds Distribution Entitlement of each such item of Covered Debt, including the Subordinated Covered Debt. For purposes of determining the Debt Proceeds Pro Rata Share, the Sharing Agent will use the Dollar Equivalent (as defined in the Credit Agreement) of the principal amount of Covered Debt as of the Triggering Event Date.

“Euro Intercreditor Agreement” means the First Amended and Restated Euro Intercreditor and Collateral Agency Agreement, dated as of the date hereof among the U.K Agent, the Euro Collateral Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee and the other persons that become parties thereto after the date hereof, as amended and restated as of the date hereof, and as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Fair Market Value” means (a) as to any security (i) which is listed or admitted to trading on any national securities exchange on any date of determination, the amount equal to the average of the last sale prices of such security for the ten (10) consecutive trading days, regular way, immediately preceding such date of determination or, if no such sale takes place on any such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such securities are then listed or admitted to trading, or (ii) if such security is not then listed or admitted to trading on any national securities exchange but is reported through the automated quotation system of a registered securities association, the average of the last trading prices of such security for the ten (10) consecutive trading days immediately preceding such date of determination or, if there shall have been no trading on any such date, the average of the closing bid and asked prices of such security on such date as shown by such automated quotation system, and (b) as to any other property or assets (including any securities that do not satisfy the requirements of (a)(i) or (a)(ii) above), as of any date of determination, the fair market value of such property or assets on such date as determined in good faith by the Sharing Agent. In determining Fair Market Value, the Sharing Agent shall be entitled to engage one or more investment banking, accounting or appraisal firms selected by the Sharing Agent, the costs and expenses of which shall be payable from the Proceeds in the Sharing Account to which such valuation relates.

“Financing Documents” means, collectively, the Credit Documents, the First Priority Notes Documents, the Second Priority Notes Documents, the Third Priority Notes Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements, the Additional First Priority Capital Markets Indebtedness Documents, the Additional Second Priority Indebtedness Documents, the Additional Third Priority Indebtedness Documents and the Additional Unsecured Indebtedness Documents.

“First Priority Agents” means, collectively, the First Priority Notes Trustee and any Additional First Priority Capital Markets Indebtedness Representative.

“First Priority Capital Markets Indebtedness” means (i) the Obligations of the Obligors under the First Priority Notes Documents, and (ii) the Obligations of the Obligors in respect of Additional First Priority Capital Markets Indebtedness issued under the applicable Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Covered Debt” means Covered Debt which is First Priority Indebtedness. For purposes of this definition, First Priority Indebtedness described in clauses (i) and (ii) of the definition thereof shall be deemed separate classes of First Priority Covered Debt.

“First Priority Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional First Priority Bank Indebtedness), (ii) the Obligations of the Obligors under the First Priority Notes Documents, (iii) the Obligations of the Obligors under the Bank Related Debt Agreements, and (iv) the Obligations of the Obligors under any Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness Documents” means, collectively, the Bank Indebtedness Documents and the First Priority Capital Markets Indebtedness Documents.

“First Priority Notes” means (i) the €350.0 million in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of Crown Euroco issued on the date hereof and any exchange notes which are issued in a registered exchange offer for such notes and (ii) any additional 6 1/4% First Priority Senior Secured Notes due 2011, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the First Priority Notes Indenture.

“First Priority Notes Documents” means the First Priority Notes Indenture, the First Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or similar agreement.

“Intercreditor Agreements” means the U.S. Intercreditor Agreement and the Euro Intercreditor Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any similar notice or lien under any similar notice or recording statute of any governmental authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

“Matured Covered Debt” means Covered Debt if either (i) the date of the final scheduled maturity for the payment of principal in respect of such Covered Debt has occurred and all or a portion of such Covered Debt has not been paid in full in cash when so due (after giving effect to any applicable grace periods) or (ii) such Covered Debt has been accelerated prior to its final stated maturity.

“Matured First Priority Covered Debt” means Matured Covered Debt which is First Priority Indebtedness.

“Matured Second Priority Covered Debt” means Matured Covered Debt which is Second Priority Indebtedness.

“Matured Third Priority Covered Debt” means Matured Covered Debt which is Third Priority Indebtedness.

“Matured Unsecured Covered Debt” means Matured Covered Debt which is Additional Unsecured Indebtedness.

“Net Cash Deposited Amount” means the amount of all Proceeds deposited into the Sharing Account in respect of any item of Matured Covered Debt, less the amount of distributions made from the Sharing Account in respect of such item of Matured Covered Debt. Whenever any property or other asset (other than cash) is deposited into the Sharing Account, it shall be valued, for purposes of determining the Net Cash Deposited Amount, at its Fair Market Value on the date of deposit into the Sharing Account.

“Obligations” shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, Crown Holdings or any of its subsidiaries under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to Crown Holdings or any of its subsidiaries under any Bankruptcy Code (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent (including undrawn letters of credit), joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“Obligors” means each of Crown Holdings, CCSC, Crown International, Crown Usco, Crown Euroco, each subsidiary borrower, each of the Pledgors and any other obligor under any Financing Document.

“Permitted Issuer” means any Parent Guarantor (as defined in the Credit Agreement) (other than CCSC), Crown Euroco or Crown Usco or any direct special purpose finance Subsidiary of any of the foregoing formed solely to be the issuer of any Refinancing Plan Indebtedness (as defined in the Credit Agreement); provided that such Person becomes a Loan Party (as defined in the Credit Agreement) and complies with Section 5.11 of the Credit Agreement.

“Pledgors” means the U.S. Pledgors and the Euro Pledgors.

“Prior Collateral Proceeds Distribution Amount” means, with respect to any Matured Covered Debt, the amount of all distributions of Collateral Proceeds made from the Sharing Account in respect of such Matured Covered Debt.

“Prior Debt Proceeds Distribution Amount” means, with respect to any Matured Covered Debt, the amount of all distributions of Debt Proceeds made from the Sharing Account in respect of such Matured Covered Debt.

“Proceeds” means, collectively, Debt Proceeds and Collateral Proceeds.

“Requisite Obligees” means (i) with respect to any direction to the Sharing Agent relating to Collateral Proceeds, the Administrative Agent and U.K. Agent acting on the direction of the percentage of Lenders (including Lenders under any Additional First Priority Bank

Indebtedness) under the Credit Agreement required to consent to such directions as set forth in the Credit Agreement; provided that if the Obligations under the Credit Documents and Bank Related Debt Agreements have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of First Priority Covered Debt and the Bank Indebtedness Documents and all letters of credit under the Credit Agreement have terminated, “Requisite Obligees” shall mean (1) thereafter, one or more First Priority Agents representing at least a majority of the Total Obligations under the First Priority Capital Markets Indebtedness then outstanding (each such First Priority Agent shall be deemed to represent the amount of Total Obligations that it represents under the applicable First Priority Notes and First Priority Capital Markets Indebtedness), until indefeasible payment in full in cash without any refinancing thereof through the incurrence of First Priority Covered Debt of all Obligations outstanding under any First Priority Capital Markets Indebtedness, (2) thereafter, one or more Second Priority Agents representing at least a majority of the aggregate Total Obligations under Second Priority Indebtedness then outstanding (each such Second Priority Agent shall be deemed to represent the amount of Total Obligations that it represents under the applicable Second Priority Indebtedness), until indefeasible payment in full in cash, without any refinancing thereof through the incurrence of Second Priority Covered Debt, of all Obligations outstanding under Second Priority Indebtedness and (3), thereafter, one or more Third Priority Agents representing at least a majority of the Total Obligations under Third Priority Indebtedness then outstanding (each such Third Priority Agent shall be deemed to represent the amount of Total Obligations that it represents under the applicable Third Priority Indebtedness) and (ii) with respect to any direction to the Sharing Agent relating to Debt Proceeds or any other matters under this Agreement, one or more Agents representing at least a majority of the Total Obligations outstanding at the applicable date of determination (each such Agent shall be deemed to represent the Total Obligations in respect of all Covered Debt that it represents under the applicable Financing Document).

“Second Priority Agents” means, collectively, the Second Priority Notes Trustee and any Additional Second Priority Indebtedness Representative.

“Second Priority Covered Debt” means Covered Debt which is Second Priority Indebtedness. For purposes of this definition, Second Priority Indebtedness described in clauses (i) and (ii) of the definition thereof shall be deemed separate classes of Second Priority Covered Debt.

“Second Priority Dollar Notes” means (i) the $1.085 billion in aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 9 1/2% Second Priority Senior Secured Notes due 2011 of Crown Euroco, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Second Priority Notes Indenture.

“Second Priority Euro Notes” means (i) the €285 million in aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 10 1/4% Second Priority Senior Secured Notes due 2011, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Second Priority Notes Indenture.

“Second Priority Indebtedness” means (i) the Obligations of the Obligors under the Second Priority Notes Documents and (ii) the Obligations of the Obligors under any Additional Second Priority Indebtedness Documents.

“Second Priority Notes” means, collectively, the Second Priority Dollar Notes and the Second Priority Euro Notes.

“Second Priority Notes Documents” means the Second Priority Notes Indenture, the Second Priority Notes, each guaranty of the Obligations thereunder, the Security Documents and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the Second Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Security Documents” means the U.S. Security Documents (as defined in the U.S. Intercreditor) and the Euro Security Documents (as defined in the Euro Intercreditor Agreement).

“Third Priority Agents” means, collectively, the Third Priority Notes Trustee and any Additional Third Priority Indebtedness Representative.

“Third Priority Covered Debt” means Covered Debt which is Third Priority Indebtedness. For purposes of this definition, Third Priority Indebtedness described in clauses (i) and (ii) of the definition thereof shall be deemed separate classes of Third Priority Covered Debt.

“Third Priority Indebtedness” means (i) the Obligations of the Obligors under the Third Priority Notes Documents and (ii) the Obligations of the Obligors under any Additional Third Priority Indebtedness Documents.

“Third Priority Notes” means (i) the $725 million in aggregate principal amount of 10  7/8% Third Priority Senior Secured Notes due 2013 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 10  7/8% Third Priority Senior Secured Notes due 2013 of Crown Euroco, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Third Priority Notes Indenture.

“Third Priority Notes Documents” means the Third Priority Notes Indenture, the Third Priority Notes, each guaranty of the Obligations thereunder, the Security Documents and any other document executed by the Obligors in connection with the issuance of the Third Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Total Obligations” means as to any item of Covered Debt, the sum of (i) the then outstanding Obligations in respect of such Covered Debt and (ii) interest on the Net Cash Deposited Amount, which interest shall accrue (a) on the outstanding amount of such Net Cash Deposited Amount from and including the date on which such Net Cash Deposited Amount was deposited into the Sharing Account and (b) at the rate at which such Net Cash Deposited Amount would have accrued interest (assuming that the entire amount of such Net Cash Deposited Amount represented principal outstanding under the applicable Financing Document governing such Covered Debt) pursuant to the terms of the applicable Financing Document governing such Covered Debt, it being understood that (y) interest on any obligation which accrues at a floating or variable rate shall be calculated in same manner as such interest was calculated on the date such Covered Debt became Matured Covered Debt and (z) the Net Cash Deposited Amount shall accrue interest at the applicable default rate to the extent such default rate would accrue if Crown Holdings or the applicable obligor in respect of such Covered Debt had failed to satisfy the obligation to pay principal in respect of such Covered Debt (without giving effect to any applicable grace periods). All calculations required by this definition of “Total Obligations” shall be made by the Sharing Agent and, absent manifest error, shall be binding on all Covered Parties.

“Triggering Event” means the occurrence of any of the following: (i) a default under any item of Covered Debt which results in the acceleration of such Covered Debt prior to the stated maturity thereof (whether or not such acceleration is enforceable under applicable law) or (ii) a default under any item of Covered Debt which is caused by the failure to pay when due at final stated maturity (after giving effect to the expiration of any applicable grace period(s) as provided in the terms of such Covered Debt) principal of such Covered Debt (a “Covered Debt Payment Default”), unless, in any case, such acceleration or Covered Debt Payment Default shall have been waived or deferred by the Covered Party which has so accelerated or in respect of which such Covered Debt Payment Default has occurred.

“Triggering Event Date” means the time and date of the first occurrence of a Triggering Event.

“Unsecured Covered Debt” means Covered Debt that is Additional Unsecured Indebtedness.

“U.S. Intercreditor Agreement” means the First Amended and Restated U.S. Intercreditor and Collateral Agency Agreement dated as of the date hereof among Citicorp North

America, Inc., as U.S. Collateral Agent, the Administrative Agent, U.K. Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee and the other persons that become parties thereto after the date hereof, as amended and restated as of the date hereof, and as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

Section 2. Appointment as Sharing Agent; Creation of Sharing Account.

(a) The Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee each hereby irrevocably and unconditionally appoints, and each Bank Related Hedging Exchanger, Bank Related Cash Management Exchanger, Additional First Priority Capital Markets Indebtedness Representative, Additional Second Priority Indebtedness Representative, Additional Third Priority Indebtedness Representative and Additional Unsecured Indebtedness Representative (each such party, a “Covered Party”) signing an acknowledgment hereto, by such signing, irrevocably and unconditionally appoints, Citicorp North America, Inc. to serve as global participation and proceeds sharing agent and representative of each such Covered Party (in such capacity, together with its successors in such capacity, the “Sharing Agent”) and irrevocably and unconditionally authorizes the Sharing Agent to receive and deposit all Proceeds into the Sharing Account (as defined below) following the occurrence of a Triggering Event and to invest such Proceeds as provided in this Agreement and to distribute all amounts in the Sharing Account from time to time as provided in this Agreement.

(b) Concurrently with the execution and delivery of the Original Agreement, the Sharing Agent established an account entitled “Crown Holdings, Inc. Global Participation and Proceeds Sharing Account” at its office located at 388 Greenwich Street, New York, New York 10013 (the “Sharing Account”). To fulfill the purposes and intent of this Agreement, the Sharing Agent will be permitted to create sub-accounts, including securities accounts, in order to hold non-cash Proceeds and Proceeds in more than one currency. The Sharing Agent shall maintain the Sharing Account in accordance with its general policies regarding deposited funds.

Section 3. Direction of Recovered Amounts Following a Triggering Event; Waiver of Triggering Event.

Each Covered Party hereby irrevocably and unconditionally agrees that, from and after it has actual knowledge of the occurrence of a Triggering Event, (i) it shall immediately notify the Obligors and the Collateral Agents of the occurrence of such Triggering Event, (ii) upon notice to the Obligors and the Collateral Agents by any Covered Party of the occurrence of such Triggering Event, each Covered Party shall cause such Obligor to pay (or cause to be paid) any and all Proceeds directly to the Sharing Agent for deposit into the Sharing Account and (iii) each Collateral Agent shall pay any and all Collateral Proceeds directly to the Sharing Agent for deposit into the Sharing Account. If any Covered Party receives any Proceeds from and after the occurrence of a Triggering Event, such Covered Party shall set aside such Proceeds and hold them in trust for the benefit of the Sharing Agent and immediately turn over such Proceeds directly to the Sharing Agent for deposit into the Sharing Account.

Notwithstanding the foregoing, the Administrative Agent (for so long as any Obligations under the Credit Documents are outstanding) by notice to the Sharing Agent and the Agents may, and if directed by the Requisite Dollar Lenders (as defined in the Credit Agreement) under the Credit Agreement shall, waive (whether conditionally, unconditionally, for a limited period of time or for an indefinite duration) the occurrence or consequences of a Triggering Event (including, without limitation, the consequence that after the occurrence of a Triggering Event (x) each Covered Party pay regularly scheduled interest payments into the Sharing Account or (y) each Covered Party is entitled to receive its Debt Proceeds Pro Rata Share of such an interest payment only if its Covered Debt is Matured Covered Debt), in which case such Triggering Event shall be deemed to have not occurred or such consequences waived with respect to all Covered Parties unless such waiver is rescinded in which case a Triggering Event shall be deemed to have occurred as of the date of such rescission.

For purposes of the Financing Documents and the obligation of any Obligor to make payments to any Agent or holder of Covered Debt thereunder, all payments of Proceeds paid to the Sharing Agent by any Obligor or Collateral Agent on behalf of any Agent or holder of Covered Debt in respect of Covered Debt shall be deemed paid to and received by such Agent or holder.

Section 4. Decisions Relating to Proceeds in Sharing Account.

(a) The Sharing Agent may take such actions with respect to Proceeds in the Sharing Account as it may, in its sole discretion, deem necessary or appropriate under the circumstances to give effect to the terms of this Agreement. The Sharing Agent agrees to make such demands and give such notices with respect to Proceeds in the Sharing Account as the Requisite Obligees may request from time to time.

The Sharing Agent shall not be required to take any action that it believes is contrary to law or to the terms of this Agreement or which it believes would subject it or any of its officers, employees or directors to liability, and the Sharing Agent shall not be required to take any action under this Agreement, unless and until the Sharing Agent shall receive additional indemnities to its satisfaction by, or on behalf of, the Covered Parties against any and all losses, costs, expenses or liabilities in connection therewith.

(b) Each Covered Party executing this Agreement or an acknowledgment hereto agrees that (i) the Sharing Agent may act as the Requisite Obligees may request (regardless of whether any Covered Party or any holder represented thereby agrees, disagrees or abstains with respect to such request) and (ii) the Sharing Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement). The Sharing Agent shall give prompt notice to all Covered Parties of actions taken pursuant to the instructions of the Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the Sharing Agent to take any such action or the validity or enforceability under this Agreement of the action so taken or create a cause of action against the Sharing Agent.

(c) The Sharing Agent may at any time request directions from the Requisite Obligees with respect to the Sharing Account as to any course of action or other matter relating thereto. Directions given by the Requisite Obligees to the Sharing Agent hereunder shall be binding on all Covered Parties for all purposes.

Section 5. Permitted Investments of Proceeds in Sharing Account.

Funds deposited in the Sharing Account shall be invested and reinvested only upon the following terms and conditions:

(a) Investments. The Sharing Agent may (but shall not be obligated to) at its discretion invest funds in the Sharing Account (i) in the case of United States dollars, in any direct obligations of the federal government of the United States of America having a final maturity not later than 90 days from the date such funds are invested, (ii) in the case of Euro, in any direct obligations of the government of the Federal Republic of Germany having a final maturity not later than 90 days from the date such funds are invested and (iii) in the case of any other currency, in any securities described in clauses (i) and (ii). The Sharing Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with this Agreement. Any losses shall be deemed a reduction of Collateral Proceeds or Debt Proceeds, as applicable, and deducted in determining the amount of Proceeds for all purposes hereunder. In the absence of investment, the funds held in the Sharing Account shall remain uninvested.

(b) Interest; Proceeds. All amounts earned on funds in the Sharing Account and any and all proceeds received in respect of funds, property or other assets in the Sharing Agreement shall be deemed Proceeds and shall remain deposited in the Sharing Account as set forth herein as additional Collateral Proceeds (in the case of amounts earned or proceeds received in respect of Collateral Proceeds) or Debt Proceeds (in the case of amounts earned or proceeds received in respect of Debt Proceeds) for the benefit of the Covered Parties and shall only be disbursed in accordance with the terms hereof.

(c) Sharing Account Statement. No later than the fifteenth calendar day following each March 31, June 30, September 30 and December 31 following the occurrence of a Triggering Event and as of such other dates as the Requisite Obligees may from time to time reasonably request in writing, the Sharing Agent shall deliver to the Covered Parties a statement in writing setting forth in reasonable detail the balance of funds and other property or assets, as the case may be, then in the Sharing Account (including the balance of Collateral Proceeds and Debt Proceeds disclosed separately) and the manner in which such funds are invested (the “Sharing Account Statement”). The parties hereto irrevocably instruct the Sharing Agent that on the first date upon which the balance in a Sharing Account is reduced to zero, the Sharing Agent shall promptly thereafter deliver to the Covered Parties written notice that the balance in the Sharing Account has been reduced to zero.

Section 6. Deposits and Distributions of Proceeds; Etc.

(a) Deposits of Proceeds. Upon deposit of Proceeds or any other amounts into the Sharing Account, such Proceeds and other amounts shall not be released to any Agent representing Covered Debt or to any holder of Covered Debt unless and until such Covered Debt becomes Matured Covered Debt and thereafter shall only be distributed in accordance with the terms of this Agreement.

(b) (i) Distributions of Collateral Proceeds.

(A) First Priority Covered Debt. Upon receipt by the Sharing Agent of any written notice (each, a “First Priority Claim Notice”) by any holder of or Agent representing First Priority Covered Debt that such First Priority Covered Debt is Matured First Priority Covered Debt, the Sharing Agent shall:

(I) promptly distribute to such Agent out of the Sharing Account such Matured First Priority Covered Debt’s Collateral Proceeds Distribution Entitlement; and

(II) upon any further deposit of Collateral Proceeds into the Sharing Account after the date of such First Priority Claim Notice, promptly distribute to such Agent out of the Sharing Account such Matured First Priority Covered Debt’s Collateral Proceeds Distribution Entitlement;

provided, however, that, subject to clause (iii) below, no Agent in respect of or holder of Matured First Priority Covered Debt shall be entitled to receive any amounts in respect of Collateral Proceeds from the Sharing Account in excess of the then outstanding Total Obligations in respect of such Matured First Priority Covered Debt.

(B) Second Priority Covered Debt. Upon receipt by the Sharing Agent of any written notice (each, a “Second Priority Claim Notice”) by any holder of or Agent representing Second Priority Covered Debt that such Second Priority Covered Debt is Matured Second Priority Covered Debt, from and after the time at which the Total Obligations in respect of all First Priority Covered Debt have been paid in full, the Sharing Agent shall:

(I) promptly distribute to such Agent out of the Sharing Account such Matured Second Priority Covered Debt’s Collateral Proceeds Distribution Entitlement; and

(II) upon any further deposit of Collateral Proceeds into the Sharing Account after the date of such Second Priority Claim Notice, promptly distribute to such Agent out of the Sharing Account such Matured Second Priority Covered Debt’s Collateral Proceeds Distribution Entitlement;

provided, however, that, subject to clause (iii) below, no Agent in respect of or holder of Matured Second Priority Covered Debt shall be entitled to receive any amounts in respect of Collateral Proceeds from the Sharing Account in excess of the then outstanding Total Obligations in respect of such Matured Second Priority Covered Debt.

(C) Third Priority Covered Debt. Upon receipt by the Sharing Agent of any written notice (each, a “Third Priority Claim Notice”) by any holder of or Agent representing Third Priority Covered Debt that such Third Priority Covered Debt is Matured Third Priority Covered Debt, from and after the time at which the Total Obligations in respect of all First Priority Covered Debt and Second Priority Covered Debt have been paid in full, the Sharing Agent shall:

(I) promptly distribute to such Agent out of the Sharing Account such Matured Third Priority Covered Debt’s Collateral Proceeds Distribution Entitlement; and

(II) upon any further deposit of Collateral Proceeds into the Sharing Account after the date of such Third Priority Claim Notice, promptly distribute to such Agent out of the Sharing Account such Matured Third Priority Covered Debt’s Collateral Proceeds Distribution Entitlement;

provided, however, that, subject to clause (iii) below, no Agent in respect of or holder of Matured Third Priority Covered Debt shall be entitled to receive any amounts in respect of Collateral Proceeds from the Sharing Account in excess of the then outstanding Total Obligations in respect of such Matured Third Priority Covered Debt.

(ii) Distributions of Debt Proceeds. Upon receipt by the Sharing Agent of a First Priority Claim Notice, Second Priority Claim Notice, Third Priority Claim Notice or a written notice from any agent in respect of Unsecured Covered Debt (an “Unsecured Claim Notice” and, together with any First Priority Claim Notice, Second Priority Claim Notice or Third Priority Claim Notice, a “Claim Notice”) by any holder of or Agent representing Covered Debt that such Covered Debt is Matured Covered Debt, the Sharing Agent shall:

(A) promptly distribute to such Agent out of the Sharing Account such Matured Covered Debt’s Debt Proceeds Distribution Entitlement; and

(B) upon any further deposit of Debt Proceeds into the Sharing Account after the date of such applicable Claim Notice, promptly distribute to such Agent out of the Sharing Account such Matured Covered Debt’s Debt Proceeds Distribution Entitlement;

provided, however, that, subject to clause (iii) below, no Agent in respect of or holder of Matured Covered Debt shall be entitled to receive any amounts from the Sharing Account in excess of the then outstanding Total Obligations in respect of such Matured Covered Debt.

(iii) Excess Sharing Account Proceeds. If, following the satisfaction of the Total Obligations in respect of all Covered Debt, additional Proceeds remain in the Sharing Account, the Sharing Agent shall distribute such remaining proceeds to the Agents representing Matured Covered Debt on a pro rata basis in proportion to their respective Debt Proceeds Pro Rata Share (provided that for purposes of calculating Debt Proceeds Pro Rata Share, all Covered Debt shall be deemed to be Currently Outstanding Covered Debt).

(iv) Excess Proceeds from Letters of Credit. If any Covered Debt receives Proceeds in excess of its Total Obligations due to the collateralization of letters of credit that expire without having been drawn upon, the Agent in respect of such Covered Debt shall pay such excess to the Sharing Agent for deposit into the Sharing Account as Collateral Proceeds.

(c) All property and other assets other than cash from time to time deposited in the Sharing Account shall be valued at the Fair Market Value of such property or asset as of the applicable date of deposit. In the event that the Sharing Agent shall distribute any property or assets other than cash from the Sharing Account, the amount of such distribution shall be deemed to be equal to the Fair Market Value of such property or assets, as the case may be, on the date of distribution from the Sharing Account. Fair Market Value shall be determined by the Sharing Agent whose determination, absent manifest error, shall be conclusive as to Fair Market Value.

(d) To the extent that any property or assets other than cash are distributed from the Sharing Account in respect of Covered Debt, the Sharing Agent shall use its commercially reasonable efforts to distribute such property and assets among all Covered Parties receiving a distribution as of each applicable distribution date based on their respective Collateral Proceeds Pro Rata Share or Debt Proceeds Pro Rata Share, as applicable; provided, however, that the Sharing Agent may in its sole discretion sell or otherwise convert any non-cash Proceeds into cash in lieu of distributing such non-cash Proceeds; and provided, further, that to the extent that any distribution of Proceeds in respect of Covered Debt would include a distribution of “securities” (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) to an item of Covered Debt which constitutes a “security” within the meaning of the Securities Act, the Sharing Agent shall liquidate such “securities” or convert such securities (at the expense of such item of Covered Debt which constitutes a “security”) into cash prior to their distribution. In no event will an item of Covered Debt which constitutes a “security” be entitled to receive a distribution of “securities”.

(e) The Sharing Agent shall be entitled to deduct from time to time from the Sharing Account and be entitled to be paid therefrom all of its out-of-pocket expenses, liabilities and advances made or incurred by the Sharing Agent in connection with its acting as Sharing Agent hereunder and all amounts for which Sharing Agent is entitled to indemnification here-under, and to the payment of all out-of-pocket costs and expenses paid or incurred by Sharing Agent in connection with the exercise of any right or remedy hereunder.

(f) Payments by the Sharing Agent on account of Proceeds in the Sharing Account in respect of the Total Obligations under the Credit Agreement shall be made to the Administrative Agent and U.K. Agent for distribution by the Administrative Agent and U.K. Agent to the Lenders and other Covered Parties under the Credit Agreement in accordance with the Credit Agreement and as follows: (i) any payments in respect of Bank Related Hedging Obligations and Bank Cash Management Related Obligations shall be made as directed by the Lender or Affiliate thereof to which such Bank Related Hedging Obligations or Bank Cash Management Related Obligations are owed; and (ii) any payments in respect of loans or outstanding letters of credit shall be paid to the Administrative Agent and U.K. Agent for the benefit of the Lenders and other Covered Parties under the Credit Agreement. All other payments on account of Proceeds in the Sharing Account in respect of all other Total Obligations in respect of any First Priority Capital Markets Indebtedness, Second Priority Indebtedness, Third Priority Indebtedness and Additional Unsecured Indebtedness shall be paid to the First Priority Agents, the Second Priority Agents, the Third Priority Agents and any Additional Unsecured Indebtedness Representative, as applicable, on behalf of the holders of such indebtedness.

(g) Each Agent shall have the right to request that all cash distributions made to it under this Section 6 be made in the same currency as the currency of the Covered Debt it represents by giving prior written notice to the Sharing Agent at least 3 business days prior to any such distribution. Upon receiving such written notice, the Sharing Agent shall convert all cash to be distributed to such Agent into the requested currency on the date of disbursement at the spot rate of exchange available to the Sharing Agent on such date. The Sharing Agent shall be entitled to charge against any amount being distributed to such requesting Agent, its out-of-pocket expenses incurred in complying with such request.

Section 7. Obligations of Obligors Unaffected.

It is understood that the terms of this Agreement with respect to sharing Proceeds in the Sharing Account shall not affect the obligations of the Obligors to pay all amounts due to any Covered Party. Any distribution of Proceeds from the Sharing Account to a Covered Party shall not result in the extinguishment of any Covered Debt of such Covered Party with respect to any Obligor.

Section 8. Information.

In the event the Sharing Agent proposes to take any action pursuant to this Agreement or requests instructions from the Covered Parties as provided herein, upon the request of the Sharing Agent, each of the following Covered Parties agrees to provide promptly to the Sharing Agent the following information and documentation:

(a) The Administrative Agent and U.K. Agent on behalf of the Lenders and agents under the Credit Agreement agree to promptly from time to time notify the Sharing Agent of (i) the aggregate amount of the principal and interest outstanding and other amounts owing under the Credit Agreement, including the amount of outstanding letters of credit under the Credit Agreement as at such date and the amount, if any, then due and payable as a result of final stated maturity or acceleration under the Credit Agreement as the Sharing Agent may specify, (ii) the current commitment of each Lender under the Credit Agreement, (iii) any payment received by the Administrative Agent or U.K. Agent to be applied to the amounts due under the Credit Agreement and (iv) the Administrative Agent’s and U.K. Agent’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. The Administrative Agent shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Credit Documents. The Administrative Agent shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(b) Each Bank Related Hedging Exchanger party to a Bank Related Hedging Agreement subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the notional amount under such Bank Related Hedging Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Hedging Agreement, (ii) any payment received by such Bank Related Hedging Exchanger to be applied to amounts due upon early termination of such Bank Related Hedging Agreement and (iii) such Bank Related Hedging Exchanger’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. Each Lender and Affiliate shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of each Bank Related Hedging Agreement to which it is a party. Such Bank Related Hedging Exchanger shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(c) Each Bank Related Cash Management Exchanger to a Bank Related Cash Management Agreement subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the notional amount under such Bank Related Cash Management Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Cash Management Agreement, (ii) any payment received by such Bank Related Cash Management Exchanger to be applied to amounts due upon early termination of such Bank Related Cash Management Agreement and (iii) such Bank Related Cash Management Exchanger’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. Each Bank Related Cash Management Exchanger shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Bank Related Cash Management Agreement to which it is a party. Such Bank Related Cash Management Exchanger shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(d) Upon written request, the First Priority Notes Trustee agrees to promptly notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the First Priority Notes under the First Priority Notes Documents and the amount, if any, then due and payable under such First Priority Notes and the First Priority Notes Documents, as at such date as the Sharing Agent may specify, (ii) any payment received by such First Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the First Priority Notes and the First Priority Notes Documents and (iii) the First Priority Notes Trustee’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. The First Priority Notes Trustee shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the First Priority Notes Documents to which it is a party and which are in its possession. The First Priority Notes Trustee shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(e) Each Additional First Priority Capital Markets Indebtedness Representative with respect to the Additional First Priority Capital Markets Indebtedness subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional First Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional First Priority Capital Markets Indebtedness, as at such date as the Sharing Agent may specify, (ii) any payment received by such Additional First Priority Capital Markets Indebtedness Representative to be applied to the Obligations due with respect to such Additional First Priority Capital Markets Indebtedness and such Additional First Priority Indebtedness Documents and (iii) such Additional First Priority Capital Markets Indebtedness Representative’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. Each Additional First Priority Capital Markets Indebtedness Representative shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Additional First Priority Indebtedness Documents to which it is a party and which are in its possession. The Additional First Priority Capital Markets Indebtedness Representative shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(f) Upon written request, the Second Priority Notes Trustee agrees to promptly notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Second Priority Notes under the Second Priority Notes Documents and the amount, if any, then due and payable under the Second Priority Notes and Second Priority Notes Documents, as at such date as the Sharing Agent may specify, (ii) any payment received by the Second Priority Notes Trustee to be applied to the Obligations due with respect to the Second Priority Notes and Second Priority Notes Documents and (iii) the Second Priority Notes Trustee’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. The Second Priority Notes Trustee shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Second Priority Notes Documents to which it is a party and which are in its possession. The Second Priority Notes Trustee shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(g) Each Additional Second Priority Indebtedness Representative with respect to the Additional Second Priority Indebtedness subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Second Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional Second Priority Indebtedness, as at such date as the Sharing Agent may specify, (ii) any payment received by such Additional Second Priority Indebtedness Representative to be applied to the Obligations due with respect to such Additional Second Priority Indebtedness and such Additional Second Priority Indebtedness Documents and (iii) such Additional Second Priority Indebtedness Representative’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. Each Additional Second Priority Indebtedness Representative shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Additional Second Priority Indebtedness Documents to which it is a party. The Additional Second Priority Indebtedness Representative shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(h) Upon written request, the Third Priority Notes Trustee agrees to promptly notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Third Priority Notes under the Third Priority Notes Documents and the amount, if any, then due and payable under the Third Priority Notes and Third Priority Notes Documents, as at such date as the Sharing Agent may specify, (ii) any payment received by the Third Priority Notes Trustee to be applied to the Obligations due with respect to the Third Priority Notes and Third Priority Notes Documents and (iii) the Third Priority Notes Trustee’s calculations as to the amount of interest accrued with respect to its Covered Debt in accor-

dance with clause (ii) of the definition of Total Obligations. The Third Priority Notes Trustee shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Third Priority Notes Documents to which it is a party. The Third Priority Notes Trustee shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(i) Each Additional Third Priority Indebtedness Representative with respect to the Additional Third Priority Indebtedness subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Third Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional Third Priority Indebtedness, as at such date as the Sharing Agent may specify, (ii) any payment received by such Additional Third Priority Indebtedness Representative to be applied to the Obligations due with respect to such Additional Third Priority Indebtedness and such Additional Third Priority Indebtedness Documents and (iii) such Additional Third Priority Indebtedness Representative’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. The Additional Third Priority Indebtedness Representative shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Additional Third Priority Indebtedness Documents to which it is a party. The Additional Third Priority Indebtedness Representative shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

(j) Each Additional Unsecured Indebtedness Representative with respect to the Additional Unsecured Indebtedness subject to this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the Sharing Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Unsecured Indebtedness Documents and the amount, if any, then due and payable under such Additional Unsecured Indebtedness, as at such date as the Sharing Agent may specify, (ii) any payment received by such Additional Unsecured Indebtedness Representative to be applied to the Obligations due with respect to such Additional Unsecured Indebtedness and such Additional Unsecured Indebtedness Documents and (iii) such Additional Unsecured Indebtedness Representative’s calculations as to the amount of interest accrued with respect to its Covered Debt in accordance with clause (ii) of the definition of Total Obligations. Each Additional Unsecured Indebtedness Representative shall promptly upon the request of the Sharing Agent provide the Sharing Agent with true, correct and complete copies of each of the Additional Unsecured Indebtedness Documents to which it is a party. The Additional Unsecured Indebtedness Representative shall certify as to such amounts and the Sharing Agent shall be entitled to rely conclusively upon such certification.

Section 9.	Bank Related Hedging Agreements; Bank Related Cash Management Agreements; Additional First Priority Capital Markets Indebtedness Documents; Additional Second Priority Indebtedness Documents; Additional Third Priority Indebtedness Documents; Additional Unsecured Indebtedness Documents.

(a) If a Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger shall cause Bank Related Hedging Obligations and Bank Related Cash Management Obligations to be secured by the Security Documents by becoming a party to the Intercreditor Agreements as set forth therein, such Person shall also execute an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment to the Sharing Agent, such Person agrees to be bound by the terms of this Agreement.

(b) If an Additional First Priority Capital Markets Indebtedness Representative, on behalf of itself and all holders of obligations under Additional First Priority Capital Markets Indebtedness issued by any Permitted Issuer shall cause such Additional First Priority Capital Markets Indebtedness to be secured by any of the Security Documents by becoming a party to one or both of the Intercreditor Agreements as set forth therein, such Additional First Priority Capital Markets Indebtedness Representative shall also execute an acknowledgment in the form of Annex 3 hereto, and by delivering such executed acknowledgment to the Sharing Agent, such Additional First Priority Capital Markets Indebtedness Representative agrees, on behalf of itself and all holders of such Additional First Priority Capital Markets Indebtedness, to be bound by the terms of this Agreement.

(c) If an Additional Second Priority Indebtedness Representative, on behalf of itself and all holders of such Additional Second Priority Indebtedness issued by any Permitted Issuer, shall cause such Additional Second Priority Indebtedness to be secured by any of the Security Documents by becoming a party to one or both of the Intercreditor Agreements as set forth therein, such Additional Second Priority Indebtedness Representative shall also execute an acknowledgment in the form of Annex 4 hereto, and by delivering such executed acknowledgment to the Sharing Agent, such Additional Second Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Second Priority Indebtedness, to be bound by the terms of this Agreement.

(d) If an Additional Third Priority Indebtedness Representative, on behalf of itself and all holders of such Additional Third Priority Indebtedness issued by any Permitted Issuer shall cause such Additional Third Priority Indebtedness to be secured by any of the Security Documents by becoming a party to one or both of the Intercreditor Agreements as set forth therein, such Additional Third Priority Indebtedness Representative shall also execute an acknowledgment in the form of Annex 5 hereto, and by delivering such executed acknowledgment to the Sharing Agent, such Additional Third Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Third Priority Indebtedness, to be bound by the terms of this Agreement.

(e) To the extent required by any Covered Debt, each Additional Unsecured Indebtedness Representative, on behalf of itself and all holders of such Additional Unsecured Indebtedness, shall execute an acknowledgment in the form contained on the signature pages hereof, and by delivering such executed acknowledgment to the Sharing Agent, by which such Additional Unsecured Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Unsecured Indebtedness, to be bound by the terms of this Agreement.

Section 10. Disclaimers, Indemnity, Etc.

(a) By becoming a party to this Agreement, each Covered Party acknowledges that the Sharing Agent shall not be the trustee of any Covered Party. The Sharing Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Sharing Agent shall not by reason of this Agreement be a trustee for any Covered Party or have any other fiduciary obligation to any Covered Party (including any obligation under the Trust Indenture Act of 1939, as amended). The Sharing Agent shall not be responsible to any Covered Party for any recitals, statements, representations or warranties contained in this Agreement or any Financing Document or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Documents or any other document referred to or provided for therein or for any failure by any other party to perform any of its respective obligations under any of the Financing Documents. The Sharing Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Sharing Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for actions that are finally judicially determined to have resulted from its or their own gross negligence or willful misconduct.

(b) The Sharing Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Sharing Agent. Without limiting any rights of the Sharing Agent hereunder, the Sharing Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the Covered Parties.

(c) Each Covered Party (collectively, the “Indemnifying Parties”) agrees to indemnify the Sharing Agent out of any Proceeds pursuant to Section 6 hereof, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Sharing Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Indemnifying Party shall be liable for any of the foregoing to the extent they are finally judicially determined to have resulted from the gross negligence or willful misconduct of the Sharing Agent.

(d) Except for action expressly required of the Sharing Agent hereunder, the Sharing Agent shall, notwithstanding anything to the contrary in Section 10(c) hereof, in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its satisfaction by the Covered Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e) (i) The Sharing Agent may resign at any time by giving at least 5 days’ notice thereof to the Covered Parties (such resignation to take effect as hereinafter provided). In the event of such resignation of the Sharing Agent, the Requisite Obligees shall thereupon have the right to appoint a successor Sharing Agent. If no successor Sharing Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the Sharing Agent to resign, then the retiring Sharing Agent may, on behalf of the other Covered Parties, appoint a successor Sharing Agent. Any successor Sharing Agent appointed pursuant to this clause (e)(i) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000.

(ii) Upon the acceptance of any appointment as Sharing Agent hereunder by a successor Sharing Agent, such successor Sharing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Sharing Agent, and the retiring or removed Sharing Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Sharing Agent’s resignation or removal hereunder as Sharing Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Sharing Agent.

(f) Each of the Covered Parties understands and acknowledges that the Sharing Agent and its Affiliates may also hold indebtedness of any Obligor or their subsidiaries, be an agent under any of the Financing Documents and act in other financial advisory or underwriting capacities on behalf of any Obligor and any of their subsidiaries, and waives any actual or potential conflict of interest resulting therefrom.

Section 11. Subrogation; Termination of Agreement.

(a) If, as a result of the operation of this Agreement, any Covered Party shall recover less in respect of its Covered Debt than it would have had it not been a party to this Agreement (the “Harmed Covered Party”), then, upon the payment in full of the Total Obligations in respect of any item of Covered Debt which has benefited from the operation of this

Agreement through the receipt of Proceeds resulting in a recovery that is greater than the recovery that would have been realized had such Covered Debt not been a party to this Agreement (the “Benefited Covered Party”), each Harmed Covered Party shall be subrogated to the rights, if any, that each such Benefited Covered Party may have against any Obligor to receive payments and distributions of cash, property or other assets of such Obligor. Any such cash, property or other assets received by a Harmed Covered Party shall constitute Debt Proceeds or Collateral Proceeds, as applicable, under this Agreement. Each Benefited Covered Party agrees to use its commercially reasonable efforts to cooperate with each Harmed Covered Party to give effect to this provision.

(b) This Agreement (other than clause (a) of this Section 11) shall terminate upon the first to occur of (a) the receipt by the Sharing Agent and other Agents of written notice from the Administrative Agent that it has elected to terminate this Agreement, which notice shall state that it is a “Notice of Termination,” and (b) when both (i) the Total Obligations under all Covered Debt have been paid in full after the occurrence of a Triggering Event and (ii) all amounts in the Sharing Account have been distributed to the Agents. It is acknowledged that the Credit Agreement requires the Administrative Agent to terminate this Agreement upon the request of Crown Usco after all Bank Indebtedness has been repaid in full and the Credit Documents have been terminated.

Section 12. Miscellaneous.

(a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or four Business Days after deposit in the mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by the Sharing Agent with the written consent of Requisite Obligees; provided that no modification or waiver (i) which by its terms adversely affects the right of any holder of Covered Debt to receive distributions pursuant to Section 6(b), (ii) which by its terms obligates any Covered Party to contribute funds or other assets under this Agreement in excess of its obligations as in effect on the date hereof or (iii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any holder of Covered Debt (as opposed to all holders of Covered Debt) shall, in each case, be effective against any holder of such item of Covered Debt without the written consent of the Agent in respect of such Covered Debt; provided, however, that, notwithstanding the foregoing, the written consent of the Covered Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by any or all the Collateral and entitled to the benefits of the Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such Covered Party, including for the purposes of providing any successor or replacement credit agreement or bank facility to the Credit Agreement, and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebtedness. No modification or waiver which alters the obligations of the Collateral Agents hereunder will be effective against them without their prior written consent.

(c) This Agreement shall be binding upon and inure to the benefit of the Sharing Agent, each Covered Party and their respective successors and assigns.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) This Agreement (as amended and restated as of the date hereof) shall become effective as to each of the Administrative Agent, the U.K. Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee and the Collateral Agents listed on the signature pages hereof and the Sharing Agent upon the execution of this Agreement by each of the Administrative Agent, the U.K. Agent, the First Priority Notes Trustee and the Sharing Agent and the delivery of each such Person’s counterparts to the Sharing Agent.

(f) Each of the parties hereto authorizes the Sharing Agent to execute and file on its behalf all such further documents and instruments, and authorizes the Sharing Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

(g) If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each Covered Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

(h) Each of the Covered Parties (other than the Bank Agents and Lenders with regard to the Credit Documents, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall use its best efforts to notify the other of any amendment, modification or waiver to any of its Financing Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the Covered Parties (other than the Bank Agents and Lenders with regard to the Credit Documents, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers.

(i) Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

(j) The Covered Parties may demand specific performance of this Agreement. Each of the Covered Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Sharing Agent.

(k) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

(l) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ Myles Kassin
Name:	Myles Kassin
Title:	Vice President

Notice Address:

388 Greenwich Street
New York, NY 10013
Attention: Arnold Wong
Telephone: (212) 723-6733
Facsimile: (212) 723-8540

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

CITIBANK INTERNATIONAL, PLC,
as U.K. Agent

By:	/s/ Ian Hayton
Name:	Ian Hayton
Title:	Assistant Vice President

Notice Address:

Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attention: Paul Gibbs
Facsimile: +44 207 500-4482

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

WELLS FARGO BANK, N.A.,
as First Priority Notes Trustee

By:	/s/ Jeffery Rose
Name:	Jeffery Rose
Title:	Corporate Trust Officer

Notice Address:

Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attn: Jeffery Rose
Telephone: (612) 667-0337
Facsimile: (612) 667-9825

CITICORP NORTH AMERICA, INC.,
as Sharing Agent

By:	/s/ Myles Kassin
Name:	Myles Kassin
Title:	Vice President

Notice Address:

388 Greenwich Street
New York, NY 10013
Attention: Arnold Wong
Telephone: (212) 723-6733
Facsimile: (212) 723-8540

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

CITICORP NORTH AMERICA, INC.,
as U.S. Collateral Agent

By:	/s/ Myles Kassin
Name:	Myles Kassin
Title:	Vice President

Notice Address:

388 Greenwich Street
New York, NY 10013
Attention: Arnold Wong
Telephone: (212) 723-6733
Facsimile: (212) 723-8540

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

CITICORP TRUSTEE COMPANY
LIMITED, as Euro Collateral Agent

By:
Name:
Title:

Notice Address:

Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attention: Paul Gibbs
Facsimile: +44 207 500-4482

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

Annex 1

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Hedging Exchanger, by the foregoing provisions of this Agreement, as of [                    ] as if it were an original party hereto. In addition, a copy of the applicable Hedging Agreement dated as of [                    ] is attached to this signature page.

[BANK RELATED HEDGING
EXCHANGER]

By:
Name:
Title:

Notice Address:

Annex 2

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Cash Management Exchanger, by the foregoing provisions of this Agreement, as of [                    ] as if it were an original party hereto. In addition, a copy of the applicable Bank Related Cash Management Agreement dated as of [                    ] is attached to this signature page.

[BANK RELATED CASH MANAGEMENT EXCHANGER]

By:
Name:
Title:

Notice Address:

Annex 3

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as the Additional First Priority Capital Markets Indebtedness Representative, by the foregoing provisions of this Agreement as of [                    ] as if it were an original party hereto. In addition, an executed copy of the applicable Additional First Priority Capital Markets Indebtedness Documents dated as of [                    ] is attached to this signature page.

[ADDITIONAL FIRST PRIORITY CAPITAL MARKETS INDEBTEDNESS REPRESENTATIVE]

By:
Name:
Title:

Notice Address:

Annex 4

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Second Priority Indebtedness Representative, by the foregoing provisions of this Agreement as of [                    ] as if it were an original party hereto. In addition, an executed copy of the Additional Second Priority Indebtedness Documents dated as of [                    ] is attached to this signature page.

[ADDITIONAL SECOND PRIORITY INDEBTEDNESS REPRESENTATIVE]

By:
Name:
Title:

Notice Address:

Annex 5

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Third Priority Indebtedness Representative, by the foregoing provisions of this Agreement as of [                    ] as if it were an original party hereto. In addition, an executed copy of the Additional Third Priority Indebtedness Documents dated as of [                    ] is attached to this signature page.

[ADDITIONAL THIRD PRIORITY INDEBTEDNESS REPRESENTATIVE]

By:
Name:
Title:

Notice Address:

Annex 6

The undersigned, by its execution of this Agreement on [                    ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Unsecured Indebtedness Representative, by the foregoing provisions of this Agreement as of [                    ] as if it were an original party hereto. In addition, an executed copy of the Additional Unsecured Indebtedness Documents dated as of [                    ] is attached to this signature page.

[ADDITIONAL UNSECURED INDEBTEDNESS REPRESENTATIVE]

By:
Name:
Title:

Notice Address: